UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2006
United Components, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 25, 2006, United Components, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Agreement”) with Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint advisors, joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A. and General Electric Capital Corporation, as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and the several banks and other financial institutions or entities from time to time parties to the Agreement. The Agreement amends the Company’s existing credit facility, and provides for additional borrowings of up to $115 million. A copy of the press release related to the Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
On May 25, 2006, United Components, Inc. (“the Company”) completed its acquisition of all of the capital stock of leading water pump manufacturer ASC Industries, Inc. (“ASC”) for a purchase price of approximately $158.7 million, including assumed indebtedness of $10.7 and $8.3 million of rollover equity. In addition, the Company has agreed to pay to the former stockholders of ASC up to an aggregate amount of $4,000,000 of additional purchase price based upon the achievement of certain operational objectives. A copy of the press release announcing the acquisition of ASC is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
A portion of the cash consideration for the acquisition was provided by borrowings by the Company under its senior credit facility. The lenders and their respective affiliates have in the past engaged in investment banking, commercial banking, or other transactions of a financial nature with the Company or its affiliates, including the provision of advisory services and the making of loans to the Company and its affiliates, for received customary fees or other payments. In particular, Lehman Brothers Inc. and J.P. Morgan Securities Inc., currently act as joint advisors, joint lead arrangers and joint bookrunners under the Company’s senior credit facility; JPMorgan Chase Bank, N.A., acts as syndication agent under the Company’s senior credit facility; ABN AMRO Bank N.V., Bank of America, N.A. and General Electric Capital Corporation, act as co-documentation agents under the Company’s senior credit facility; and Lehman Commercial Paper Inc., acts as administrative agent under the Company’s senior credit facility.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired
The required financial statement will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.
(b) Pro forma financial information
The required financial statement will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description
10.12	Amended and Restated Credit Agreement, dated May 25, 2006, among United Components, Inc., as borrower, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint advisors, joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A. and General Electric Capital Corporation, as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and the several banks and other financial institutions or entities from time to time parties to the agreement.

99.1	Press Release, dated May 25, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 31st day of May, 2006.

UNITED COMPONENTS, INC.
By:	/s/ Charles T. Dickson
Name:	Charles T. Dickson
Title:	Chief Financial Officer